ASSET MANAGEMENT AGREEMENT

THIS AGREEMENT, made this 11th day of October, 2013, by and between AII Insurance Management Limited (hereinafter referred to as “AIIM” or “AIM”), a Bermuda corporation, and Maiden Life Försäkrings AB (“Maiden LF”), a Sweden company.

WITNESSETH

WHEREAS, Maiden LF wish to retain AIIM to provide investment management services upon the terms and conditions set forth in the Agreement and AIIM wishes to provide said services;

WHEREAS, Maiden LF wishes to retain AIIM to provide investment management services with respect to assets designated by Maiden LF in writing from time to time (the “Account”) and AIIM is willing to do so.

NOW, THEREFORE, in consideration of their respective promises and covenants hereinafter set forth, AIIM and Maiden LF agree as follows:

1. AIIM shall perform the following investment management services on behalf of Maiden LF in accordance with Maiden LF’s investment guidelines, which are attached hereto as Appendix A (the “Investment Guidelines”), and regulatory requirements regarding investments. Maiden LF in its discretion may amend the Investment Guidelines from time to time, by delivering such amendment to AIIM in writing no less than 5 business days prior to the effective date. In the event that there is a failure to comply with the Investment Guidelines as a result of changes in market conditions or otherwise, AIIM shall promptly notify Maiden LF and shall take such corrective action as may be agreed with Maiden LF. Subject to the Investment Guidelines, AIIM shall have full discretionary authority with respect to the Account, including the authority and power to enter into contracts binding on Maiden LF with respect thereto, and to:

(a)
establish, maintain and terminate discretionary and non-discretionary investment accounts with banks, brokers, dealers, investment advisers or other investment professionals, including affiliates of AIIM (“Investment Service Providers”), provided, such Investment Service Providers maintain all required licenses, registrations, memberships and approvals required to perform the investment services being offered. If AIIM delegates any of its discretionary investment, advisory and other rights, powers and functions hereunder to any Investment Service Provider, AIIM shall always remain liable to Maiden LF for its obligations hereunder. References herein to AIIM shall include, as the context may require, any of AIIM’s affiliates that are selected to manage assets under this Agreement. Any affiliate of AIIM that is delegated authority under this Agreement shall accept such delegation in an agreement between the AIIM and any such affiliate and acknowledge that it is a fiduciary with respect to the Account.

(b)	purchase, hold, sell, write, exchange, transfer, and otherwise invest and trade in property of all kind, including without limitation:

(i)
any publicly-traded or non-publicly traded, U.S or non-U.S.: general or limited partnership or limited liability company interest; investment contract, bond, note, debenture (whether subordinated, convertible or otherwise), trust receipt or certificate, loan participation and/or assignment, account or note receivable, trade acceptance, contract or other claim, executory contract (including any notional principal contract), instrument or evidence of indebtedness; certificate of deposit;

(ii)	any non-U.S. currency or any right or option to acquire or dispose of a non-U.S. currency, including a put or call; and

(iii)
any commodity or any right or option to acquire or dispose of a commodity, including a put or call, a straddle, or futures, forward, or spot contract, or any notional principal contract relating to any such commodity, right, or option (whether or not traded on an exchange);

(c)
invest or deposit in obligations of any government or any agency or instrumentality thereof, time deposits in and certificates of deposit of banks, the long term debt of which is rated not less than AA by Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), securities issued by corporations the long-term debt of which is rated not less than AA by S&P, or commercial paper which is rated A-1 by S&P, in each case having a maturity of not more than 91 days from the date of issuance, or foreign money market mutual funds, or other short-term investments which have at the time of investment a rating of AAA by S&P; and

(d)
vote proxies, grant consents solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time, provided that Maiden LF reserves the right to exercise or direct the exercise of voting rights with respect to securities which are Account assets or grant its consent with respect to solicitations by or with respect to the issuers of such securities, in each case upon consultation with Maiden LF.

(e) Notwithstanding the provisions set forth hereinabove, it is understood that Maiden LF does not transfer substantial control of Maiden LF or any of the powers vested in the board of directors, by statute, articles of incorporation, or bylaws, or substantially all of the basic functions of Maiden LF’s management.

2. Portfolio Transactions.

(a)
AIIM may place orders for the execution of transactions for the Account with or through Investment Service Providers as AIIM may select. AIIM agrees that securities are to be purchased through such brokers as, in AIIM’s best judgment, shall offer the best combination of price and execution. AIIM, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. AIIM may cause the Account to pay a broker or dealer that provides brokerage and research services to AIIM an amount of commission for effecting a transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if AIIM determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer. These brokerage and research services may also assist AIIM in rendering services to other clients, and not all such services will necessarily be used in connection with the Account. In addition, where permitted by applicable legal and regulatory requirements, AIIM or its affiliates may execute transactions on behalf of the Account.

(b) Maiden LF authorizes AIIM to, at AIIM’s discretion, bunch or aggregate orders for the Account with orders of other clients and to allocate the aggregate amount of the investment among accounts (including accounts in which AIIM, its affiliates and/or their personnel have beneficial interests) in a manner which is fair over time to the participating accounts. When portfolio decisions are made on an aggregated basis, AIIM may in its discretion, place a large order to purchase or sell a particular security for the Account and the accounts of several other clients. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged and the Account will be charged or credited with the average price; and the effect of the aggregation may operate on some occasions to Maiden LF’s disadvantage. Although in such an instance Maiden LF will be charged the average price, AIIM will make the information regarding the actual transactions available to Maiden LF upon Maiden LF’s request. Neither AIIM nor its affiliates, however, are required to bunch or aggregate orders, and therefore Maiden LF may not receive the average price on any given trade. In order to ensure fair execution of trades for all parties, aggregation of orders for private placements will not be permitted under this Agreement.

3. Affiliated Brokerage; Principal Transactions

(a) Subject to AIIM’s execution obligations described in Section 2 above, Maiden LF hereby authorizes AIIM, when determined by AIIM in its capacity of a fiduciary to be in the best interest of Maiden LF, to effect agency transactions and agency cross-transactions through affiliated broker-dealers. Such transactions shall be effected at prevailing market levels in accordance with the procedures under Rule 17a-7(b) of the U.S. Investment Company Act of 1940 and other applicable law. Maiden LF at any time without penalty may terminate in whole or in part its authorization to effect such transactions by written notice to AIIM.

(b) When determined by AIIM in its capacity as a fiduciary to be in the best interest of Maiden LF, AIIM may effect transactions in which, acting for its own account or an account of its affiliate, AIIM buys a security from, or sells a security to, Maiden LF, with Maiden LF’s consent after written disclosure by AIIM to Maiden LF of the transaction and the capacity in which AIIM is acting before the completion of such transaction, in accordance with applicable regulatory requirements.

4. Information and Reports

AIIM shall or shall direct the Investment Service Providers to provide to Maiden LF copies of all Account statements and Account information to Maiden LF. Monthly, AIIM shall provide Maiden LF a written report and inventory of the Account in a format approved by Maiden LF and such other reports and information as Maiden LF shall request. Valuation levels for the assets listed in the written report and inventory will reflect AIIM’s good faith effort to ascertain fair market levels (including accrued income, if any) for the securities and other assets in the

Account based on pricing and valuation information believed by AIIM to be reliable for round lot sizes. Then current exchange rates will be applied in valuing holdings in foreign currency.

5. Custody

Custody of the cash and assets of the Account shall be held by a custodian (the “Custodian”) appointed by Maiden LF pursuant to a separate custody agreement or by Maiden LF itself. Maiden LF authorizes AIIM to give Custodian instructions for the purchase, sale, conversion, redemption, exchange or retention of any security, cash or cash equivalents or other investment for Maiden LF. Except as provided in Section 1, exclusive responsibility for the custody and safekeeping of Maiden LF’s assets constituting the Account shall remain with the Custodian, and AIIM and its affiliates shall not have custody or physical control of the assets and cash in the Account. AIIM shall provide the Custodian with such documents and information, including certification of AIIM’s duly authorized representatives, as the Custodian may reasonably request. All directions given by AIIM to the Custodian shall be in writing, and signed by an authorized representative of AIIM; provided, however, that the Custodian may accept oral directions from AIIM, subject to confirmation in writing. Maiden LF will give AIIM reasonable prior notice of any change the Custodian, together with the name and other relevant information with respect to the new Custodian.

6. Compensation and Reimbursement of Expenses

(a) Subject to section 6(d) below, within 30 days of the end of each calendar quarter, Maiden LF shall pay its proportionate share of the fee paid by Maiden Holdings to AIIM. The asset management fee is calculated as follows: (i) if the average value of the Maiden Holdings assets managed by AIIM for the preceding calendar quarter is $1 billion or less, an amount equal to 0.05% of the average value of the Account for the preceding calendar quarter is payable; or (ii) if the average value of the Account for the preceding calendar quarter is greater than $1 billion, an amount equal to 0.0375% of the average value of the Account for the preceding calendar quarter is payable.

(b) Maiden LF shall be responsible for the investment expenses of the Account, as well as expenses incurred in connection with carrying out its own accounting, auditing, and compliance policies, procedures, and other obligations with respect to the Account. Maiden LF shall reimburse AIIM for the payment of reasonable expenses incurred by AIIM with respect to such policies, procedures, and obligations of Maiden LF, but in no event shall Maiden LF be responsible for AIIM’s general overhead expenses or expenses of AIIM in carrying out its own accounting, auditing and compliance policies, procedures or obligations. Investment expenses shall include brokerage commissions, transfer fees, registration costs, taxes and other similar costs and transaction-related expenses and fees arising out of transactions in the Account. AIIM may, at its discretion, make payments out of fees received from Maiden LF pursuant to this Agreement to any Investment Service Provider from which it obtains investment advisory services, including Investment Service Providers that are affiliates of AIIM, and Maiden LF shall have no obligation to compensate such Investment Service Provider for such services.

(c) Custodial fees are charged separately by the Custodian for the Account and are not included in the investment advisory fee due AIIM pursuant to this Agreement. Maiden LF will pay any custodial fees directly from the custodial account.

(d) AIIM agrees to waive the investment advisory fee due pursuant to Section 6(a) of this Agreement on any assets of the Account invested in any collective investment vehicle advised or sponsored by AIIM or any of its affiliates.

7. Directions to AIIM

All directions by or on behalf of Maiden LF to AIIM shall be in writing signed either by Maiden LF or by an authorized agent of Maiden LF or, if by telephone, confirmed in writing. For this purpose, the term in writing, shall include directions given by facsimile or e-mail. A list of persons authorized to give instructions to AIIM hereunder with specimen signatures, is set out in Appendix B to this Agreement. Maiden LF may revise the list of authorized persons from time to time by sending AIIM a revised list which has been certified either by Maiden LF or by a duly authorized agent of Maiden LF. AIIM shall incur no liability whatsoever in relying upon any direction from, or document signed by, any person reasonably believed by it to be authorized to give or sign the same, whether or not the authority of such person is then effective. AIIM shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. Directions given by Maiden LF to AIIM hereunder shall be effective only upon actual receipt by AIIM and shall be acknowledged by AIIM through its actions hereunder only, unless Maiden LF is advised by AIIM otherwise.

8. Term and Termination

(a)
This Agreement shall remain in effect for a period of one year from the Effective Date (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive one year terms unless (i) AIIM or Maiden LF, as the case may be, provides notice thirty (30) days prior to the end of a term of its intent not to renew, or (ii) this Agreement is terminated pursuant to sections 8(b) and (c) below.

(b)	Following the Initial Term, the Agreement may be terminated at any time by either party upon thirty (30) days written notice.

(c)	Maiden LF may terminate this Agreement immediately, upon written notice, upon the occurrence of any of the following events:

i.
AIIM fails to comply with any term or condition of this Agreement, or for whatever reason, does not commence fulfillment of duties provided in this Agreement, or once having commenced its duties, engages in neglect of its duties and obligations hereunder, fails or refuses to act to carry out its duties and obligations hereunder;

ii.
AIIM is sold, undergoes a material change in ownership, in its capital participation or control, change in management, board of directors, officers or key personnel or causes to be sold, transferred or pledged all or substantially all of its stock or assets to a third party; or

iii.
AIIM suffers the loss, suspension or revocation of any license or certificate of authority from any regulatory body that is material to the performance of its duties and obligations herein, or such license becomes invalid or expires and is not renewed without any lapse.

9. Confidentiality

It is understood and agreed that all information pertaining to Maiden LF, whether developed by AIIM or Maiden LF, is the sole and exclusive property of Maiden LF (“Proprietary Information”). AIIM shall maintain the confidentiality of the Proprietary Information and upon termination of this Agreement shall return or destroy all Proprietary Information as directed by Maiden LF. It is further understood and agreed that all of Maiden LF’s files and records shall be made available only to inspection by directors, officers and employees of AIIM, the directors, officers, employees and independent auditors of Maiden LF, and anyone properly authorized in writing by Maiden LF. Notwithstanding the above, Proprietary Information may be disclosed if (i) requested by or through, or related to a judicial, administrative, governmental or self-regulatory organization process, investigation, inquiry or proceeding, or is otherwise legally required, (ii) required in order for each party to carry out its responsibilities hereunder, or (iii) permitted upon the prior written consent of the other party. Maiden LF and AIIM shall cooperate in responding to any governmental inquiry or investigation.

10. Choice of Law

This Agreement shall be governed and construed by the laws of Bermuda. Each party submits to the jurisdiction of the courts of Bermuda, which shall be the exclusive forum for adjudicating any dispute based on, arising out of, or in connection with this Agreement.

11. Assignment

No assignment of this Agreement shall be made by AIIM without the written consent of Maiden LF. For purposes of this Agreement, the term “assignment” shall have the meaning given it by Section 202(a)(1) of the Investment Advisers Act of 1940, as amended.

12. Amendments

This Agreement may be changed, altered or amended as the parties may agree, to the extent such approval is required, provided such change, alteration or amendment is evidenced in writing by an endorsement executed by the parties and attached to this Agreement.

13. Notices

All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, by fax, e-mail, recognized overnight courier, or certified mail, postage prepaid and properly addressed as follows

To MLFA registered office:

Maiden Life Försäkrings AB
Box 27093
Valhallavägen 117 H
102 51 Stockholm, Sweden
Attn: Jonathan Baker

To MLFA via mail, hand delivery or fax:

Maiden Life Försäkrings AB
C/o Maiden Global Holdings
Grosvenor House
Horseshoe Crescent
Beaconsfield
Buckinghamshire
HP9 1LJ
Attn: Jonathan Baker
Fax No.: +44 1494 687597

To Maiden Holdings, Ltd.
Maiden House
131 Front Street
Hamilton, HM12
Bermuda
Attn: Lawrence F. Metz

AIM via mail:

AII Insurance Management Limited
PO Box HM1087
Hamilton HMEX, Bermuda
Attn: Chris Souter

To AIM via hand delivery or fax:

AII Insurance Management Limited
7 Reid Street, Suite 400
Hamilton HM 11, Bermuda
Attention: Chris Souter
Fax No.: 441-292-5796

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

Maiden Life Forsakrings AB

By: /s/ Jonathan Baker

Name: Jonathan Baker

Title: Managing Director

AII Insurance Management Limited

By: /s/ Chris Souter

Name: Chris Souter

Title: CFO